EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-235684) on Form S-8 and (No. 333-233797) on Form S-3 of Verb Technology Company, Inc. of our report dated May 14, 2020 relating to our audit of the financial statements of Verb Technology Company, Inc., which appear in this Annual Report on Form 10-K of Verb Technology Company, Inc. for the year ended December 31, 2019.

/s/ WEINBERG & COMPANY, P.A.

WEINBERG & COMPANY, P.A.

Los Angeles, California

June 4, 2020